                                                                  EXECUTION COPY
                                                                  EXHIBIT 99(B)4

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                                  Buffets, Inc.



                                   $80,000,000



              14% Senior Subordinated Notes due September 29, 2008



                              --------------------



                             NOTE PURCHASE AGREEMENT



                              --------------------



                            Dated September 29, 2000







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                                TABLE OF CONTENTS

Section                                                                                               Page
-------                                                                                               ----


1.       AUTHORIZATION OF NOTES..........................................................................1

2.       SALE AND PURCHASE OF NOTES......................................................................1

3.       CLOSING.........................................................................................2

4.       CONDITIONS TO CLOSING...........................................................................3
         4.1.     Representations and Warranties.........................................................3
         4.2.     Performance; No Default................................................................3
         4.3.     Compliance Certificates................................................................3
         4.4.     Opinions of Counsel....................................................................4
         4.5.     Purchase Permitted By Applicable Law, etc..............................................4
         4.6.     Sale of Other Notes....................................................................4
         4.7.     Payment of Special Counsel Fees........................................................4
         4.8.     Private Placement Number...............................................................5
         4.9.     Changes in Corporate Structure.........................................................5
         4.10.    Proceedings and Documents..............................................................5
         4.11.    Simultaneous Closing of the Acquisition and Other Financings...........................5
         4.12.    Issuance of Warrants...................................................................6
         4.13.    Absence of Proceedings, Investigations, etc............................................6
         4.14.    Satisfaction with Legal, Tax and Accounting Matters....................................6
         4.15.    Consents...............................................................................6
         4.16.    Solvency Certificate...................................................................6
         4.17.    Consolidated Leverage Ratio............................................................6
         4.18.    Merger Agreement.......................................................................7
         4.19.    Existing Notes.........................................................................7

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................................................7
         5.1.     Organization; Power and Authority......................................................7
         5.2.     Authorization, etc.....................................................................7
         5.3.     Disclosure.............................................................................8
         5.4.     Organization and Ownership of Shares of Subsidiaries; Affiliates.......................8
         5.5.     Financial Statements...................................................................9
         5.6.     Compliance with Laws, Other Instruments, etc..........................................10
         5.7.     Governmental Authorizations, etc......................................................10
         5.8.     Litigation; Observance of Agreements, Statutes and Orders.............................10
         5.9.     Taxes.................................................................................11
         5.10.    Title to Property; Leases.............................................................11

         5.11.    Licenses, Permits, etc................................................................11
         5.12.    Compliance with ERISA.................................................................12
         5.13.    Private Offering by the Company.......................................................13
         5.14.    Use of Proceeds:  Margin Regulations..................................................13
         5.15.    Existing Indebtedness; Future Liens...................................................13
         5.16.    Foreign Assets Control Regulations, etc...............................................14
         5.17.    Status under Certain Statutes.........................................................14
         5.18.    Environmental Matters.................................................................14
         5.19.    Solvency..............................................................................15
         5.20.    Relationships with Directors, Stockholders, Affiliates, etc...........................15
         5.21.    Merger Documentation..................................................................15

6.       REPRESENTATIONS OF THE PURCHASER...............................................................15
         6.1.     Purchase for Investment...............................................................15
         6.2.     Source of Funds.......................................................................17

7.       INFORMATION AS TO COMPANY......................................................................18
         7.1.     Financial and Business Information....................................................18
         7.2.     Officer's Certificate.................................................................21
         7.3.     Inspection............................................................................21

8.       PREPAYMENT OF THE NOTES........................................................................22
         8.1.     Optional Prepayments with Make-Whole Amount...........................................22
         8.2.     Optional Prepayments with Fixed Early Payment Amount in Years 1-3.....................22
         8.3.     Optional Prepayments with Fixed Early Payment Amount after Year 3.....................22
         8.4.     Notice of Prepayment..................................................................23
         8.5.     Allocation of Partial Prepayments.....................................................23
         8.6.     Maturity; Surrender, etc..............................................................23
         8.7.     Purchase of Notes.....................................................................24
         8.8.     Make-Whole Amount.....................................................................24

9.       AFFIRMATIVE COVENANTS..........................................................................26
         9.1.     Compliance with Law...................................................................26
         9.2.     Insurance.............................................................................26
         9.3.     Maintenance of Properties.............................................................26
         9.4.     Payment of Taxes and Claims...........................................................27
         9.5.     Corporate Existence, etc..............................................................27
         9.6.     Future Guarantors.....................................................................27
         9.7.     Maintaining Records...................................................................27
         9.8.     Further Assurances....................................................................28
         9.9.     Payment of Securities.................................................................28

10.      NEGATIVE COVENANTS.............................................................................28
         10.1.    Maximum Consolidated Leverage Ratio...................................................28
         10.2.    Minimum Consolidated Fixed Charge Coverage Ratio......................................29
         10.3.    Limitation on Restricted Payments.....................................................29
         10.4.    Limitation on Restrictions on Distributions from
                  Restricted Subsidiaries...............................................................33

         10.5.    Limitation on Sales of Assets and Subsidiary Stock....................................34
         10.6.    Limitation on Affiliate Transactions..................................................38
         10.7.    Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries........39
         10.8.    Change of Control; Increased Leverage Event...........................................39
         10.9.    Limitation on Liens...................................................................41
         10.10.   Limitation on Sale/Leaseback Transactions.............................................41
         10.11.   Limitation on Mergers, etc............................................................42
         10.12.   Limitation on Modifications of Indebtedness and Certain Other
                  Agreements, etc.......................................................................44
         10.13.   Business..............................................................................45
         10.14.   Limitation on Refinancing of Subordinated Obligations.................................45
         10.15.   Certain Calculations..................................................................45

11.      EVENTS OF DEFAULT..............................................................................45

12.      REMEDIES ON DEFAULT, ETC.......................................................................48
         12.1.    Acceleration..........................................................................48
         12.2.    Other Remedies........................................................................49
         12.3.    Rescission............................................................................49
         12.4.    No Waivers or Election of Remedies, Expenses, etc.....................................49
         12.5.    ACCELERATION AND ENFORCEMENT OF SUBORDINATED CLAIMS...................................49

13.      SUBORDINATION..................................................................................50
         13.1.    Agreement To Subordinate..............................................................50
         13.2.    Liquidation, Dissolution, Bankruptcy..................................................51
         13.3.    Default on Senior Indebtedness of the Company.........................................52
         13.4.    Acceleration of Payment of Notes......................................................52
         13.5.    When Distribution Must Be Paid Over...................................................53
         13.6.    Subrogation...........................................................................53
         13.7.    Relative Rights.......................................................................53
         13.8.    Subordination May Not Be Impaired by Company..........................................53
         13.9.    Distribution or Notice to Representative..............................................53
         13.10.   Section 13 Not To Prevent Events of Default...........................................54
         13.11.   Amendments............................................................................54
         13.12.   Reliance by Holders of Senior Indebtedness of the Company on
                  Subordination Provisions..............................................................54

14.      GUARANTIES.....................................................................................55
         14.1.    Guaranties............................................................................55
         14.2.    Limitation on Liability...............................................................56
         14.3.    Successors and Assigns................................................................57
         14.4.    No Waiver.............................................................................57
         14.5.    Modification..........................................................................57
         14.6.    Release of Guarantor..................................................................57

15.      SUBORDINATION OF GUARANTIES....................................................................58
         15.1.    Agreement To Subordinate..............................................................58

         15.2.    Liquidation, Dissolution, Bankruptcy..................................................58
         15.3.    Default on Senior Indebtedness of Guarantor...........................................58
         15.4.    Demand for Payment....................................................................60
         15.5.    When Distribution Must Be Paid Over...................................................60
         15.6.    Subrogation...........................................................................60
         15.7.    Relative Rights.......................................................................60
         15.8.    Subordination May Not Be Impaired by Guarantor........................................60
         15.9.    Distribution or Notice to Representative..............................................61
         15.10.   Section 15 Not To Prevent Events of Default...........................................61
         15.11.   Reliance by Holders of Senior Indebtedness of Guarantors on
                  Subordination Provisions..............................................................61

16.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES..................................................61
         16.1.    Registration of Notes.................................................................61
         16.2.    Transfer and Exchange of Notes........................................................61
         16.3.    Replacement of Notes..................................................................62

17.      PAYMENTS ON NOTES..............................................................................63
         17.1.    Place of Payment......................................................................63
         17.2.    Home Office Payment...................................................................63

18.      EXPENSES, ETC..................................................................................64
         18.1.    Transaction Expenses..................................................................64
         18.2.    Survival..............................................................................65

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
         AGREEMENT......................................................................................65

20.      AMENDMENT AND WAIVER...........................................................................66
         20.1.    Requirements..........................................................................66
         20.2.    Solicitation of Holders of Notes......................................................66
         20.3.    Binding Effect, etc...................................................................67
         20.4.    Notes held by Company, etc............................................................67

21.      NOTICES........................................................................................67

22.      REPRODUCTION OF DOCUMENTS......................................................................68

23.      CONFIDENTIAL INFORMATION.......................................................................69

24.      SUBSTITUTION OF PURCHASER......................................................................70

25.      MISCELLANEOUS..................................................................................70
         25.1.    Successors and Assigns................................................................70
         25.2.    Payments Due on Non-Business Days.....................................................70
         25.3.    Severability..........................................................................70
         25.4.    Construction..........................................................................71
         25.5.    Counterparts..........................................................................71

         25.6.    Governing Law.........................................................................71

                                  BUFFETS, INC.
                                 1460 Buffet Way
                             Eagan, Minnesota 55121



              14% Senior Subordinated Notes due September 29, 2008


                                                              September 29, 2000

TO EACH OF THE PURCHASERS LISTED IN
     THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

                  Buffets, Inc., a Minnesota corporation (the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

                  The Company shall authorize the issue and sale of $80,000,000 aggregate principal amount of its 14% Senior Subordinated Notes due September 29, 2008 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 16 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes will be guaranteed by certain Subsidiaries of the Company in accordance with this Agreement. The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement and not otherwise defined are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" or an "ANNEX" are, unless otherwise specified, to a Schedule, an Exhibit or an Annex attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

                  Subject to the terms and conditions of this Agreement, the Company agrees that it will issue and sell to you, and you agree that you will acquire from the Company on the Closing Date, (i) a Note in the principal amount of $80,000,000, for a purchase price of $75,440,421.05, and (ii) a Warrant to purchase 173,218 shares of Common Stock and 51,965 shares of Preferred Stock of Parent, for a purchase price of $4,559,578.95, as specified in Schedule A. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

                  Each of the parties hereto agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all financial accounting purposes, unless otherwise required by applicable GAAP or Securities and Exchange Commission rules (in which case the parties agree only to take positions inconsistent with respect to the purchase price of the Securities set forth herein). Each of the parties to this Agreement agrees to take reporting and other positions with respect to the Securities which are consistent with the purchase price of the Securities set forth herein for all other purposes, including without limitation, for all federal, state and local tax purposes.

3.       CLOSING.

                  The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Latham & Watkins, 885 Third Avenue, New York, NY 10022, at 10:00 a.m., New York City time, at a closing (the "CLOSING") on September 29, 2000 or on such other Business Day thereafter on or prior to October 31, 2000 as may be agreed upon by the Company and you and the Other Purchasers (the "CLOSING DATE"). At the Closing, the Company shall deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to the following account: Chase Manhattan Bank, N.A., 55 Water Street, New York, NY 10005, ABA# 021 000 021. For Further Credit to: American Stock Exchange Transfer & Trust Company, 40 Wall Street, New York, NY 10005, Account Number: 610-093045. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled as provided in this Agreement or waived, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

                  Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment as provided in this Agreement or waiver, prior to or at the Closing, of the following conditions:

4.1.     REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company in this Agreement that are qualified as to materiality shall be true and correct as of the date hereof and as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all respects as of such earlier date), and the representations and warranties of the Company in this Agreement that are not qualified as to materiality shall be true and correct in all material respects, as of the date hereof and as of the Closing Date as though made as of such time, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

4.2.     PERFORMANCE; NO DEFAULT.

                  The Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement or any other agreement or instrument delivered pursuant to or in connection with this Agreement, required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of this Agreement that would have been prohibited by Section 10 hereof had such Section applied since such date.

4.3.     COMPLIANCE CERTIFICATES.

                  (a) Officer's Certificate. The Company shall have delivered to you an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (b) Secretary's Certificate. The Company and each Guarantor shall have delivered to you a certificate, dated the Closing Date, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

4.4.     OPINIONS OF COUNSEL.

                  You shall have received opinions, dated the Closing Date (a) from Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company and the Guarantors, substantially in the form of Exhibit 4.4(a) (and the Company hereby instructs its counsel to deliver such opinion to you), (b) from Maslon, Edelman, Borman & Brand, Minnesota counsel for the Company and the Guarantors, substantially in the form of Exhibit 4.4(b) (and the Company hereby instructs its counsel to deliver such opinion to you) and (c) from Cravath, Swaine & Moore, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(c).

                  Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Purchasers may reasonably require.

4.5.     PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

                  On the Closing Date, your purchase, and each Other Purchaser's purchase, of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted. As of the date hereof, and in reliance on the representations and warranties of the Company herein, you know of no reason why your purchase of Notes would not be permitted by the laws and regulations of each jurisdiction to which you are subject.

4.6.     SALE OF OTHER NOTES.

                  Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and upon satisfaction of the Investment Requirement all the Other Purchasers (or any other purchaser reasonably acceptable to the holders of the Notes) shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.

4.7.     PAYMENT OF SPECIAL COUNSEL FEES.

                  Without limiting the provisions of Section 18.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of
(i) Cravath, Swaine & Moore and (ii) Milbank, Tweed, Hadley & McCloy LLP, to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

4.8.     PRIVATE PLACEMENT NUMBER.

                  A Private Placement number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

4.9.     CHANGES IN CORPORATE STRUCTURE.

                  Except as part of the Acquisition and as otherwise specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

4.10.    PROCEEDINGS AND DOCUMENTS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

4.11.    SIMULTANEOUS CLOSING OF THE ACQUISITION AND OTHER FINANCINGS.

                  Simultaneous with the Closing, (i) the Company shall have obtained $340,000,000 of senior bank borrowings and commitments pursuant to the Credit Facility; (ii) Parent shall have received at least $130,000,000 from the issuance of its Capital Stock (other than Disqualified Stock) to the Permitted Holders (including at least $7,500,000 from the proceeds of the issuance of its Capital Stock (other than Disqualified Stock) to certain members of management of the Company), and all such proceeds shall have been contributed to the Company; (iii) the Company shall have received at least $20,000,000 in gross cash proceeds from the sale-leaseback transaction involving the Company's headquarters in Eagan, Minnesota and shall have at least $110,000,000 in cash on its balance sheet; (iv) Parent shall have received $15,000,000 of gross cash proceeds from the issuance of Parent Senior Notes, (v) the Acquisition shall have been consummated for an aggregate purchase price not exceeding $668,200,000 (including fees and expenses not exceeding $25,000,000 in the aggregate) pursuant to, and in strict compliance with the Merger Agreement and the other Merger Documentation, which other Merger Documentation shall be satisfactory to the Purchasers and no material provision of any Merger Documentation shall have been waived, amended, supplemented or otherwise modified without the consent of the Purchasers (which shall not be unreasonably withheld); (vi) the Company shall have at least $20,000,000 of borrowings available to it under the Credit Facility (giving effect to the covenants contained in the Credit Facility) and
(vii) the capital structure of Parent, the Company and each of their respective Subsidiaries immediately after the Acquisition shall be as described in Schedule 5.4.

4.12.    ISSUANCE OF WARRANTS.

                  Contemporaneously with the Closing, Parent shall have executed and delivered the Warrant Agreement, and Parent shall have validly issued to you and the Other Purchasers the number of warrants indicated on Schedule 4.12. The transactions described in Section 4.11 and this Section 4.12, including transactions contemplated by the Transaction Documents, are referred to herein as the "Transactions".

4.13.    ABSENCE OF PROCEEDINGS, INVESTIGATIONS, ETC.

                  There shall be no litigation or administrative proceedings, governmental investigations or other legal or regulatory developments, actual or threatened, that, singly or in the aggregate, will or are reasonably likely to have a Material Adverse Effect.

4.14.    SATISFACTION WITH LEGAL, TAX AND ACCOUNTING MATTERS.

                  The Purchasers shall be reasonably satisfied with all material legal, tax and accounting matters relating to the Transactions and the other transactions contemplated hereby.

4.15.    CONSENTS.

                  All requisite Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, in each case to the extent failure to obtain such consent or approval will or is reasonably likely to have a Material Adverse Effect, and there shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions or the other transactions contemplated hereby.

4.16.    SOLVENCY CERTIFICATE.

                  The Purchasers shall have received a certificate substantially in the form of Exhibit 4.16 from the chief financial officer of the Company to the effect that, after giving effect to the Transactions, the Company and its Subsidiaries taken as a whole will not (i) be insolvent, (ii) be rendered insolvent by the Indebtedness incurred in connection therewith, (iii) be left with unreasonably small capital with which to engage in its business or (iv) have incurred debts beyond its ability to pay such debts as they mature.

4.17.    CONSOLIDATED LEVERAGE RATIO.

                  After giving pro forma effect to the Transactions, the Consolidated Leverage Ratio shall not exceed 4.0 to 1.00.

4.18.    MERGER AGREEMENT.

                  All the representations and warranties contained in the Merger Agreement shall be true and correct in all material respects without giving effect to any waiver thereof (except for waivers granted with the Purchasers' approval, such approval not to be unreasonably withheld).

4.19.    EXISTING NOTES.

                  Any Existing Notes not converted into cash in connection with the Acquisition as described in the Proxy shall have been called for redemption by the Company and the proceeds necessary therefor shall have been placed in a segregated account with a paying agent pursuant to an agreement reasonably satisfactory to the Required Holders.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

5.1.     ORGANIZATION; POWER AND AUTHORITY.

                  Each of the Company and each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and each Guarantor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

5.2.     AUTHORIZATION, ETC.

                  This Agreement, the Other Agreements, the Notes, the Guaranty Agreements and the Merger Agreement (collectively, the "TRANSACTION DOCUMENTS") have been duly authorized by all necessary corporate action on the part of the Company and the Guarantors, as the case may be, and the Transaction Documents constitute, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company or the Guarantors, as the case may be, enforceable against the Company or the Guarantors, as the case may be, in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

5.3.     DISCLOSURE.

                  The Company, through its agent, Credit Suisse First Boston Corporation, has delivered to you and each Other Purchaser certain disclosure materials identified on Schedule 5.3 (the "DISCLOSURE MATERIALS"), relating to the Transactions and the transactions contemplated hereby. The Disclosure Materials fairly describe, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Disclosure Materials, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the Transactions and the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Disclosure Materials or as expressly described in Schedule 5.3 or in the financial statements listed in Schedule 5.5 (collectively, the "IDENTIFIED MATERIALS"), since December 29, 1999, neither the Company nor any Restricted Subsidiary has incurred any liability or obligation, direct or contingent, that is material to the Company and the Restricted Subsidiaries, taken as a whole, and there has been no change in the financial condition, operations, business, properties or prospects of the Company or any of its Subsidiaries except changes that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. There is no fact known to the Company that is reasonably likely to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Materials or in the other Identified Materials. The projections and pro forma financial information contained in the Identified Materials are based upon good faith estimates and assumptions believed by management of Parent and the Company to be reasonable at the time made, it being recognized by the Purchasers that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

5.4.     ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary, and whether, as of the Closing Date, such Subsidiary shall be a Guarantor, (ii) of the Company's Affiliates, other than the Sponsor and the Other Equity Investors (and their respective Affiliates) and the Subsidiaries, and (iii) of the Company's directors and senior officers.

                  (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized or formed, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and, where applicable, is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary of the Company is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the Credit Facility, the Parent Senior Notes, the agreements listed on Schedule
5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary, or to make any loan or advance or to transfer property or assets to the Company.

5.5.     FINANCIAL STATEMENTS.

                  The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of the historical financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). All of the pro forma financial statements (including in each case the related schedules and notes) have been prepared based on the best information available to the Company as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of Parent and its consolidated subsidiaries as at July 12, 2000, after giving effect to the consummation of the Acquisition, the loans to be made under the Credit Facility and the Notes and the Parent Senior Notes to be issued on the Closing Date and the use of the proceeds thereof, and the payment of fees and expenses in connection with the foregoing.

5.6.     COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

                  The execution, delivery and performance by the Company and the Guarantors of this Agreement and the other Transaction Documents will not (i) contravene, result in any breach of, or constitute a default under, or give rise to a right of acceleration, modification or cancelation, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, (A) any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, except as could not reasonably be expected to have a Material Adverse Effect, or (B) any corporate charter or by-laws, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or to which any of their properties may be bound or subject or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary or to which any of their properties may be bound or subject.

5.7.     GOVERNMENTAL AUTHORIZATIONS, ETC.

                  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company or the Guarantors of this Agreement or the other Transaction Documents, except those consents, approvals or authorizations made and in effect as of the date hereof as specified in Schedule 5.7.

5.8.     LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) Except as disclosed in Schedule 5.8, there are no actions, suits or proceedings pending or claims asserted or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any of its Subsidiaries in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any of its Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.9.     TAXES.

                  The Company and its Subsidiaries have filed or caused to be filed all material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary of the Company, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate in accordance with GAAP. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 29, 1999.

5.10.    TITLE TO PROPERTY; LEASES.

                  The Company and its Subsidiaries have good title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary of the Company after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. Schedule 5.10 lists all real property used or occupied by the Company or any Subsidiary of the Company as of the date hereof, including a brief description thereof, including, in the case of leases, the street address, landlord name, rent amount, lease date and lease expiration date. All leases of the Company and its Subsidiaries that individually or in the aggregate are Material are valid and subsisting, and are in full force and effect in all Material respects, and neither the Company nor any Subsidiary of the Company has any knowledge of a default by any other party under any such lease.

5.11.    LICENSES, PERMITS, ETC.

                  Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known material conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product of the Company or any Subsidiary of the Company infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

5.12.    COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) As of the Closing Date, the Company does not have any Plans and does not participate in any Multiemployer Plans.

                  (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material to the Company and its ERISA Affiliates, taken as a whole.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries, is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in
Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

5.13.    PRIVATE OFFERING BY THE COMPANY.

                  Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 20 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or shall take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

5.14.    USE OF PROCEEDS:  MARGIN REGULATIONS.

                  The Company shall apply the proceeds of the sale of the Notes to consummate the Acquisition. No part of the proceeds from the sale of the Notes hereunder shall be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Following application of the proceeds of the Notes, margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation U.

5.15.    EXISTING INDEBTEDNESS; FUTURE LIENS.

                  (a) After giving effect to the use of proceeds of the Notes and except as described in Schedule 5.15, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Company and its Subsidiaries as of September 29, 2000, in excess of $1,000,000, since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments, maturities or other material terms of such Indebtedness of the Company or its Subsidiaries. Neither the Company nor any Subsidiary of the Company is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Company or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Company or any Subsidiary of the Company that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary of the Company has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.9.

5.16.    FOREIGN ASSETS CONTROL REGULATIONS, ETC.

                  Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

5.17.    STATUS UNDER CERTAIN STATUTES.

                  Neither the Company nor any Subsidiary is an "investment company" as defined in the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is subject to, nor is directly or indirectly acting on behalf of any Person which is subject to, regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

5.18.    ENVIRONMENTAL MATTERS.

                  Neither the Company nor any Subsidiary of the Company has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary of the Company has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

5.19.    SOLVENCY.

                  Immediately after the consummation of the Transactions and after giving effect to the application of the proceeds of Indebtedness incurred in connection therewith, (a) the fair value of the assets of each of the Company and each Guarantor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each of the Company and each Guarantor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each of the Company and each Guarantor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each of the Company and each Guarantor will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Closing Date.

5.20.    RELATIONSHIPS WITH DIRECTORS, STOCKHOLDERS, AFFILIATES, ETC.

                  Except as described in the Disclosure Materials, no Material relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of the Company or any of the Subsidiaries on the other hand.

5.21.    MERGER DOCUMENTATION.

                  On the Closing Date, the Merger Documentation listed on
Schedule 5.21 attached hereto constitute all of the material agreements, instruments and undertakings to which Parent, the Company or its Subsidiaries is bound or by which such Person or any of its property or assets is bound or affected relating to, or arising out of, the Acquisition (including, without limitation, any agreements, instruments or undertakings assumed pursuant to the Merger Agreement). None of such material agreements, instruments or undertakings have been amended, supplemented or otherwise modified in any material respect, and as of the Closing Date all such material agreements, instruments and undertakings are in full force and effect. No party to any Merger Documentation is currently in default thereunder and no party thereto, or any other Person, has the right to terminate any Merger Documentation.

6.       REPRESENTATIONS OF THE PURCHASER.

6.1.     PURCHASE FOR INVESTMENT.

                  You represent that you are an "ACCREDITED INVESTOR" within the meaning of Regulation D under the Securities Act. The Notes are being or will be acquired for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view toward distributing or reselling such securities or any part thereof in any transaction that would be in violation of the Securities Act, federal securities laws or the securities laws of any state, without prejudice, however, to your rights to sell or otherwise dispose of all or any part of the Notes under an effective registration statement under the Securities Act and applicable state securities laws, or under an exemption from such registration available under the Securities Act and applicable state securities laws. If you should in the future decide to dispose of the Notes, you understand and agree that you may do so only in compliance with the Securities Act and applicable state securities laws, as then in effect and that stop-transfer instructions to that effect, where applicable, will be in effect with respect to such securities. If you should decide to dispose of the Notes, you, if requested by the Company in its reasonable judgment, will have the obligation in connection with such disposition of delivering a certificate of a financial officer of your transferee certifying that such transferee is an "ACCREDITED INVESTOR" within the meaning of Regulation D under the Securities Act. You agree to the imprinting, so long as required by law, of a legend on certificates representing the Notes to the following effect:

                  "THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER, SALE OR OTHER DISPOSITION OF THIS NOTE MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THIS NOTE HAS BECOME EFFECTIVE UNDER SUCH ACT, AND SUCH REGISTRATION OR QUALIFICATION AS MAY BE NECESSARY UNDER THE SECURITIES LAWS OF ANY STATE HAS BECOME EFFECTIVE, OR UNDER AN APPLICABLE EXEMPTION. NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY HAS PASSED ON OR ENDORSED THE MERITS OF THESE SECURITIES."

6.2.     SOURCE OF FUNDS.

                  You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder.

                  (a) the Source is an "INSURANCE COMPANY GENERAL ACCOUNT" (as the term is defined in PTE 95-60 (issued July 12, 1995)) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the "NAIC ANNUAL STATEMENT")) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with your state of domicile; or

                  (b) the Source is a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29
         1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "INVESTMENT FUND" (within the meaning of Part V of the QPAM Exemption) managed by a "QUALIFIED PROFESSIONAL ASSET MANAGER" or "QPAM" (within the meaning of
         Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "CONTROL" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source constitutes assets of a "PLAN(S)" within the meaning of Section IV of PTE 96-23 (the "INHAM Exemption")) managed by an "IN-HOUSE ASSET MANAGER" or "INHAM" (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of "CONTROL" in Section IV(h) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the names(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this paragraph (e); or

                  (f) the Source is a governmental plan; or

                  (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (g); or

                  (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA; or

                  (i) the Source is general funds of a bank or a bank holding company.

                  As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

7.1.     FINANCIAL AND BUSINESS INFORMATION.

                  The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (a) Financial Statements -- (i) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche LLP or other independent certified public accountants of nationally recognized standing;

                  (ii) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated

         Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and

                  (iii) as soon as available, but in any event not later than 45 days after the end of each month occurring during each fiscal year of the Company (other than the third, sixth, ninth and twelfth such month), the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein and except that monthly and quarterly financial statements need not have notes unless such notes are prepared for the board of directors of the Company or Parent);

                  (b) Accountants' Certificates -- concurrently with the delivery of the financial statements referred to in Section 7.1(a)(i), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                  (c) SEC and Other Reports -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission (or any successor), (iii) copies of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material and
(iv) all documents, including, without limitation, any reports addressed to or prepared by the Board of Directors of the Company (or any committee thereof), delivered by the Company or any Guarantor to any holder of Senior Indebtedness of the Company or such Guarantor, concurrently with such delivery; provided, however, that the Company does not have to provide copies of any preliminary statements, reports or notices or any confidential filings sent to or filed with the Securities and Exchange Commission;

                  (d) Notice of Default or Event of Default -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (e) ERISA Matters -- promptly, and in any event within five Business Days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                  (i) with respect to any Plan, any Reportable Event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                  (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                  (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (f) Notices from Governmental Authority -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation, including, without limitation, Environmental Laws, that could reasonably be expected to have a Material Adverse Effect;

                  (g) Amendments to Senior Indebtedness -- promptly, and in any event within 20 days of the entering into thereof, copies of agreements amending or modifying any agreement evidencing or otherwise relating to any Senior Indebtedness;

                  (h) Notice of Anticipated Change of Control -- promptly, and in any event within 20 days of the Company becoming aware thereof, written notice that a Change of Control of the Company is reasonably likely to occur;

                  (i) Blockage Notices -- promptly, and in any event within 5 days of the receipt thereof by the Company or any Guarantor, copies of each Blockage Notice given to the Company or such Guarantor pursuant to Section 13.3 or 15.3 of this Agreement; and

                  (j) Requested Information -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

7.2.     OFFICER'S CERTIFICATE.

                  Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (a) Covenant Compliance -- the information (including reasonably detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section
         10.1 through Section 10.6 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (b) Event of Default -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

7.3.     INSPECTION.

                  The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (a) No Default -- if no Default or Event of Default then exists, at the expense of such holder, not more than two times in any 12 consecutive months and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants (in the presence of an officer of the Company or the Sponsor if so desired by the Company or the Sponsor), and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (b) Default -- if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PREPAYMENT OF THE NOTES.

8.1.     OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

                  The Company shall be entitled, at its option, upon notice as provided below, to prepay at any time prior to the third anniversary of the Closing Date, all, or from time to time any part of, the Notes, at 100% of the principal amount so prepaid, plus accrued interest to the prepayment date and the Make-Whole Amount determined for the prepayment date with respect to such principal amount.

8.2.     OPTIONAL PREPAYMENTS WITH FIXED EARLY PAYMENT AMOUNT IN YEARS 1-3.

                  The Company shall be entitled, at its option, upon notice as provided below, to prepay at any time prior to the third anniversary of the Closing Date, up to 50% of the Notes in an aggregate amount not in excess of $40,000,000 at a prepayment price equal to 107% of the principal amount of the Notes so prepaid, plus accrued interest to the prepayment date, but only with the cash proceeds of one or more Public Equity Offerings so long as such Public Equity Offerings have collectively raised at least $100,000,000 gross proceeds.

8.3.     OPTIONAL PREPAYMENTS WITH FIXED EARLY PAYMENT AMOUNT AFTER YEAR 3.

                  The Company shall be entitled, at its option, upon notice as provided below, to prepay at any time during the periods specified below, all, or from time to time any part of, the Notes, at the prepayment prices indicated below (expressed as percentages of the principal amount of the Notes to be prepaid), plus accrued interest to the prepayment date:

                               Period                              Prepayment
                               ------                                 Price
                                                                   ----------
         From and including September 29, 2003 through
         September 28, 2004                                           107.00%
         From and including September 29, 2004 through
         September 28, 2005                                            105.25
         From and including September 29, 2005 through
         September 28, 2006                                            103.50
         From and including September 29, 2006 through
         September 28, 2007                                            101.75
         Thereafter                                                    100.00

8.4.     NOTICE OF PREPAYMENT.

                  The Company shall give each holder of Notes written notice of each optional prepayment under Section 8.1, 8.2 or 8.3 hereof not less than 15 Business Days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.5), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and, in the case of Section 8.1, shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. In the case of Section 8.1, two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount to be paid on the specified prepayment date.

8.5.     ALLOCATION OF PARTIAL PREPAYMENTS.

                  In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

8.6.     MATURITY; SURRENDER, ETC.

                  In the case of each prepayment of Notes pursuant to this
Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment specified in the notice delivered by the Company pursuant to Section 8.4, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount or Fixed Early Payment Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with such accrued interest and the Make-Whole Amount or Fixed Early Payment Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and canceled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

8.7.     PURCHASE OF NOTES.

                  The Company shall not, and shall not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 20 Business Days. If the holders of more than 50% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least five Business Days from its receipt of such notice to accept such offer. The Company shall promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement, and the Company shall not be entitled to issue any Notes in substitution or exchange for any such Notes.

8.8.     MAKE-WHOLE AMOUNT.

                  The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of this Section 8.8, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.1 as specified in the notice delivered by the Company pursuant to Section
         8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.75% over the yield to maturity implied by (i) the yields reported, as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on (x) the Bloomberg Financial Markets News screen PX1 or the equivalent screen provided by Bloomberg Financial Markets News, or (y) if such on-line market data is not at the time provided by Bloomberg Financial Markets news, on the display designated as "PAGE 500" on the Telerate service (or such other display as may replace Page 500 on the Telerate service), in any case for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with a maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with a maturity closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal, assuming such Called Principal was prepaid in full on September 29, 2003, by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and September 29, 2003.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal, Fixed Early Payment Amount and interest thereon that would be due after the Settlement Date and prior to and on September 29, 2003 with respect to such Called Principal if such Called Principal was prepaid in its entirety on September 29, 2003 pursuant to Section 8.3, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.1 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.1 as specified in the notice delivered by the Company pursuant to Section 8.4 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

9.1.     COMPLIANCE WITH LAW.

                  The Company shall, and shall cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.2.     INSURANCE.

                  The Company shall, and shall cause each of its Subsidiaries to, maintain insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves in accordance with GAAP are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated and in accordance with the Company's past business practices.

9.3.     MAINTENANCE OF PROPERTIES.

                  The Company shall, and shall cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), in all material respects so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.4.     PAYMENT OF TAXES AND CLAIMS.

                  The Company shall, and shall cause each of its Subsidiaries to, file or cause to be filed all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary shall be required to pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate or the failure to file any such tax return could not reasonably be expected to have a Material Adverse Effect.

9.5.     CORPORATE EXISTENCE, ETC.

                  The Company shall at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.5 and 10.11, the Company shall at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Subsidiary) except as otherwise permitted by this Agreement and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

9.6.     FUTURE GUARANTORS.

                  The Company shall cause (a) each Subsidiary that guarantees the Company's obligations under the Bank Indebtedness to execute and deliver to each holder of a Note a Guaranty Agreement, (b) upon the reasonable request of the Required Holders, to be delivered to each such holder an opinion in the form of Exhibit 4.4(a) or 4.4(b), as the case may be, as it relates to Guarantors or any Guaranty Agreement and (c) each other Guarantor to execute such Guaranty Agreement. Each such Guarantor shall be deemed to be a Restricted Subsidiary as of the date it executes and delivers such Guaranty Agreement.

9.7.     MAINTAINING RECORDS.

                  The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all applicable requirements of law are made of all dealings and transactions in relation to its business and activities.

9.8.     FURTHER ASSURANCES.

                  The Company or any Guarantor shall execute any and all further documents, agreements and instruments, and take all further action that may be required under applicable law, or that the Required Holders may reasonably request, in order to effectuate the transactions contemplated by this Agreement and the Guaranty Agreements.

9.9.     PAYMENT OF SECURITIES.

                  The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Agreement. The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

10.      NEGATIVE COVENANTS.

                  The Company covenants that so long as any of the Notes are outstanding:

10.1.    MAXIMUM CONSOLIDATED LEVERAGE RATIO.

                  The Company shall not permit the Consolidated Leverage Ratio, as at the last day of any period of four consecutive fiscal quarters (or, if less, the number of full fiscal quarters subsequent to the Closing Date) of the Company ending with any fiscal quarter during each period set forth below, to exceed the ratio set forth below opposite such period:

                   FISCAL QUARTER                                  RATIO
                   --------------                                  -----
                   FQ4, 2000                                     4.00:1.00

                   FQ1, 2001                                     4.00:1.00

                   FQ2, 2001                                     4.00:1.00

                   FQ3, 2001                                     3.95:1.00

                   FQ4, 2001                                     3.95:1.00

                   FQ1, 2002                                     3.65:1.00

                   FQ2, 2002                                     3.65:1.00

                   FQ3, 2002                                     3.65:1.00

                   FQ4, 2002                                     3.50:1.00

                   FQ1, 2003                                     3.40:1.00

                   FQ2, 2003                                     3.40:1.00

                   FQ3, 2003                                     3.40:1.00

                   FQ4, 2003                                     3.30:1.00

                   FQ1, 2004 and thereafter                      3.25:1.00

; provided, however, that the maximum amount of Senior Indebtedness shall at no time exceed $400,000,000; provided further, however, that at any time following the end of the 18th month after the Closing Date, on one occasion only in connection with a Refinancing of the Bank Indebtedness to finance an acquisition by the Company and its Subsidiaries (an "INCREASED LEVERAGE EVENT"), the Company shall be entitled to increase the maximum amount of Senior Indebtedness to the lesser of (1) the product of the EBITDA of the Company for the twelve months ended as of the then most recent fiscal quarter calculated on a pro forma basis in accordance with Section 10.15, and 2.5, and (2) the maximum committed amount in the agreement evidencing such Refinancing.

10.2.    MINIMUM CONSOLIDATED FIXED CHARGE COVERAGE RATIO.

                  The Company shall not permit the Consolidated Fixed Charge Coverage Ratio, for any period of four consecutive fiscal quarters of the Company (or, if less, the number of full fiscal quarters subsequent to the Closing Date) ending with the last day of any fiscal quarter during each period set forth below, to be less than the ratio set forth below opposite such period:


PERIOD                                                                            RATIO
------                                                                            -----
From and including the Closing Date through the last day
of FQ3, 2001........................................................           1.05 to 1.0

From and including the first day of the FQ4, 2001
through September 29, 2008..........................................            1.0 to 1.0

10.3     LIMITATION ON RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

                  (1) a Default shall have occurred and be continuing before such Restricted Payment or immediately after giving pro forma effect to such Restricted Payment; or

                  (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Closing Date would exceed the sum of (without duplication):

                           (A) 50% of the Consolidated Net Income accrued during
                  the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

                           (B) 100% of the aggregate Net Cash Proceeds received
                  by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Closing Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash contribution from Parent subsequent to the Closing Date; plus

                           (C) the amount by which Indebtedness of the Company
                  is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); plus

                           (D) an amount equal to the sum of (x) the net
                  reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment, cash proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary and (y) to the extent such Person is an Unrestricted Subsidiary (but was not such on the date of the Closing), the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any Person or Unrestricted Subsidiary, the amount of Investments previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; plus

                           (E) $10,000,000;

provided, however, that no Restricted Payments in excess of the sum of (i) $50,000,000 and (ii) the Net Cash Proceeds of any Qualified Public Offering of the Company, in the aggregate, shall be made (x) to Sponsor and/or its Affiliates directly or (y) to Parent which directly or indirectly results in the making of a dividend, distribution, acquisition, redemption or other type of payment to the Sponsor and/or its Affiliates.

                  (b) The provisions of Section 10.3(a) shall not prohibit:

                           (1) so long as no Default has occurred and is
                  continuing, any Restricted Payment (other than a Restricted Payment described in clause (1) of the definition of "Restricted Payment") made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution from Parent; provided, however, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be included from the calculation of amounts under Section 10.3(a)(2)(B);

                           (2) so long as no Default has occurred and is
                  continuing, any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or of a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations of the Company or such Guarantor or Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); provided, however, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be included in the calculation of the amount of Restricted Payments;

                           (3) so long as no Default has occurred and is
                  continuing, dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 10.3; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

                           (4) so long as no Default has occurred and is
                  continuing, distributions to Parent for the purpose of permitting the repurchase or other acquisition of shares of or options to purchase shares of, Capital Stock of Parent, the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, other than any such director or employee who at the time of or in the calendar year prior to such distribution was a director or employee of the Sponsor), pursuant to the terms of the agreements (including employment agreements and the Stockholders' Agreement) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of repurchases and other acquisitions under this clause (4) subsequent to the date hereof (net of any cash proceeds received by Parent in the relevant fiscal year and contributed to the Company subsequent to the date hereof in connection with resales of any Capital Stock or options on Capital Stock so repurchased) shall not exceed $8,000,000 in any fiscal year of which not more than $4,000,000 may be used for payments to any one such director or employee (or his or her estate); provided further, however, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

                           (5) so long as no Default has occurred and is
                  continuing, distributions to Parent for the purpose of permitting the repurchase or other acquisition of shares or options to purchase shares of, Capital Stock of Parent, the Company or any of its Subsidiaries from Sponsor; provided, however, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1,000,000; provided further, however, that such repurchases and other acquisitions shall be included in the calculation of the amount of Restricted Payments;

                           (6) dividends paid to Parent from time to time in an
                  aggregate amount not to exceed the sum of (i) that amount necessary to enable Parent to pay interest on the Parent Senior Notes, (ii) that amount necessary to enable Parent to pay all consolidated tax obligations of Parent that are due and payable from time to time, (iii) that amount, not to exceed $250,000 in any calendar year, necessary to enable Parent to pay its actual overhead expenses (excluding any consolidated tax obligations of Parent) and (iv) that amount necessary to enable Parent to make change of control payments pursuant to the Parent Senior Notes; provided, however, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; or

                           (7) so long as no Event of Default has occurred and
                  is continuing, any purchase of Capital Stock of (A) Tahoe Joe's, Inc., a Delaware corporation, if and as required pursuant to the terms of the Stockholders' Agreement dated April 8, 1999 by and among the Company, Hometown Buffets, Inc., David P. Fansler, Jr. and Tahoe Joe's, Inc. as in effect on the date hereof, or (B) Dinertainment, Inc. (d/b/a Pizza
                  Play), a Delaware corporation, if and as required pursuant to the terms of the Pre-Incorporation Agreement dated March 7, 1997 by and between the Company, David L. Dierberger and Leslie W. Storhaug as in effect on the date hereof; provided, however, that such purchases shall be excluded in the calculation of the amount of Restricted Payments.

                  (c) The Company shall be entitled to designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company; provided, however, that immediately after giving effect to such designation no Event of Default shall have occurred and be continuing, and provided further that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the foregoing provisions of this Section 10.3. The Company shall be entitled to designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation no Event of Default shall have occurred and be continuing; provided further, however, that no such designation shall be permitted more than one time in any three year period with respect to any Unrestricted Subsidiary that shall previously have been a Restricted Subsidiary. Any such designation by the Company shall be effective 10 days after the Company delivers to the holders of Notes a copy of the resolution of the Board of Directors giving effect to such designation and a certificate of a Senior Financial Officer certifying that such designation complied with this Section 10.3(c).

                  For all purposes under this Agreement, any Unrestricted Subsidiary designated as a Restricted Subsidiary shall be deemed to have incurred, on the date of such designation, (x) all Liens to which its assets are at that time subject and (y) all Indebtedness of such Subsidiary outstanding at such time.

10.4.    LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED
SUBSIDIARIES.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary, (b) pay any Indebtedness owed to the Company, (c) make any loans or advances to the Company or (d) transfer any of its property or assets to the Company, except:

                  (1) any encumbrance or restriction pursuant to the Credit Facility or an agreement in effect at or entered into on the Closing Date and described in reasonable detail in Schedule 5.15;

                  (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

                  (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness incurred pursuant to an agreement referred to in Section 10.4(1) or (2) or this clause (3) or contained in any amendment to an agreement referred to in Section 10.4(1) or (2) or this clause (3); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such Refinancing agreement or amendment are no more restrictive, taken as a whole, to such Restricted Subsidiary than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

                  (4) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

                  (5) in the case of clause (d) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

                  (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition, provided that such restriction shall not limit the Company's or any Restricted Subsidiary's ability to effect any of the transactions described in clauses (a) through (d) inclusive above if such transactions are in the ordinary course of business and consistent with the past practices of the Company or such Restricted Subsidiary.

10.5.    LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless
(1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith and on a reasonable basis by the Board of Directors, of the shares and assets subject to such Asset Disposition; (2) at least 85% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents (provided that such 85% requirement shall not apply to any Asset Disposition involving any Restaurant Asset in which the cash or cash equivalents portion of the consideration received therefor is not less than an amount equal to the product of (A) 3.25 and (B) the amount of EBITDA directly attributable to the assets or Capital Stock included in such Asset Disposition involving any Restaurant Asset); and (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) (A) as described in paragraphs (i),
(ii), (iii) and (iv) below, in such order, or (B) as described in paragraphs
(ii), (iii), (i) or (iv) below, in such order:

                           (i) to the extent the Company elects, and, in the
                  case of clause (B) above, to the extent of the balance of such Net Available Cash after application in accordance with clauses (ii) and (iii), to acquire Additional Assets within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that in connection with any application of Net Available Cash pursuant to this clause (i), the Company or such Restricted Subsidiary shall have 360 days from the later of the date of the relevant Asset Disposition or the receipt of the relevant Net Available Cash to apply such funds to the extent such funds are contractually committed to be applied at the end of the 270-day period originally specified;

                           (ii) in the case of clause (A) above to the extent of
                  the balance of such Net Available Cash after application in accordance with clause (i), to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or a Guarantor, Indebtedness secured by assets sold in such Asset Disposition or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within 270 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

                           (iii) to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (i) and (ii) in the case of clause (A) above or with clause
                  (ii) in the case of clause (B) above, to make an offer to the holders of the Notes and the Parent Senior Notes, pro rata (and to holders of other Senior Subordinated Indebtedness of the Company designated by the Company) to purchase Notes and Parent Senior Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions of
                  Section 10.5(b) of this Agreement and Section 10.5(b) of the note purchase agreement relating to the Parent Senior Notes, as the case may be; and

                           (iv) to the extent of the balance of such Net
                  Available Cash after application in accordance with clauses
                  (i), (ii) and (iii), for any general corporate purpose in accordance with this Agreement; provided, however, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (ii) or (iii) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

Notwithstanding the foregoing provisions of this Section 10.5, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 10.5(a) until the aggregate Net Available Cash from all Asset Dispositions which are not applied in accordance with this
Section 10.5(a) exceeds $10,000,000, at which time all such Net Available Cash shall be applied in accordance with this Section 10.5(a). Pending application of Net Available Cash pursuant to this Section 10.5(a), such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

                  For the purposes of this Section 10.5(a), the following are deemed to be cash or cash equivalents: (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the complete and permanent release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such

Asset Disposition and (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly (but in any event within 60 days of such receipt) sold by the Company or such Restricted Subsidiary for cash.

                  (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Subordinated Indebtedness) pursuant to
Section 10.5(a)(3)(iii), the Company shall purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) (the "OFFER") at a purchase price of 100% of their principal amount (or, if other than the Notes, 100% of their principal amount or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without penalty or premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorationing in the event of oversubscription) set forth in Section 10.5(c); provided, however, that if the Company purchases under the Offer more than 50% of the aggregate principal amount of Notes then outstanding, the purchase price of all Notes so purchased shall include any applicable penalty or premium (which in the case of the Notes shall be the amount equal to the Applicable Premium Amount). If the aggregate purchase price of Notes (and any other Senior Subordinated Indebtedness) tendered pursuant to the Offer exceeds the Net Available Cash allotted to their purchase, the Company shall select the Notes and other Senior Subordinated Indebtedness to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make an Offer to purchase Notes (and other Senior Subordinated Indebtedness) pursuant to this Section 10.5 if the Net Available Cash available therefor is less than $3,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

                  (c) (1) Promptly, and in any event within 10 days after the Company becomes obligated to make an Offer, the Company shall deliver by first-class mail or confirmed facsimile to each holder of Notes, a written notice stating that the holder may elect to have its Notes purchased by the Company either in whole or in part (subject to prorating as described in Section 10.5(b) in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "PURCHASE DATE") and shall contain such information concerning the business of the Company that the Company in good faith believes will enable each holder to make an informed decision (which at a minimum will include (A) a description of material developments in the Company's business subsequent to the date of the latest audited financial statements delivered to the Noteholders, and (B) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Offer, together with the information contained in clause (3).

                  (2) Not later than the date upon which written notice of an Offer is delivered to each holder of Notes as provided below, the Company shall deliver to each holder of Notes an officers' certificate as to (A) the amount of the Offer (the "OFFER AMOUNT"), including information as to any other Senior Subordinated Indebtedness included in the Offer, (B) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (C) the compliance of such allocation with the provisions of Section 10.5(a) and (b). Upon the expiration of the period for which the Offer remains open (the "OFFER PERIOD"), the Company shall cancel any Note that has been purchased by the Company. The Company shall, on the Purchase Date, deliver payment (or cause the delivery of payment) to each holder of Notes that shall have accepted the Offer in the amount of the purchase price in immediately available funds.

                  (3) Holders electing to have a Note purchased shall be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice on the Purchase Date against payment therefor in immediately available funds. Holders whose Notes are purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                  (4) A Note shall be deemed to have been accepted for purchase at the time the Company, directly or through an agent, delivers payment therefor to the surrendering holder in immediately available funds.

                  (d) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.

10.6.    LIMITATION ON AFFILIATE TRANSACTIONS.

                  (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate; (2) if such Affiliate Transaction involves an amount in excess of $1,000,000, a majority of the disinterested directors of the Company with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; (3) the terms thereof are set forth in writing; and (4) if such Affiliate Transaction involves an amount in excess of $5,000,000, the Board of Directors shall also have received a written opinion from a nationally recognized appraisal, accounting or investment banking firm that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  (b) So long as no Event of Default has occurred and is continuing (including, in the case of clause (6) below, on a pro forma basis for the acquisitions and divestitures referred to in such clause), the provisions of
Section 10.6(a) shall not prohibit (1) any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to Section 10.3; (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment or indemnification arrangements, stock options and stock ownership plans in effect on the Closing Date or approved by the disinterested members of the Board of Directors; (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $5,000,000 in the aggregate outstanding at any one time; (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries; (5) any transaction with the Company or a Wholly Owned Subsidiary; (6) on a pro forma basis for the acquisitions and divestitures referred to in this clause (6), advisory fees paid to the Sponsor in connection with Material acquisitions or divestitures to the extent such fees do not exceed 1% of the aggregate consideration paid in such acquisitions or divestitures; (7) annual fees paid to the Sponsor in an aggregate amount not to exceed 2% of EBITDA for the then latest twelve month period; and (8) the two letter agreements regarding advisory services among Parent, the Company, Roe Hatlen and Dennis Scott as in effect on the date hereof.

10.7. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company (1) shall not, and shall not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company or a Wholly Owned Subsidiary), and (2) shall not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than the Company or a Wholly Owned Subsidiary) unless, in the case of either of the foregoing clauses (1) or (2), (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary or (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under Section 10.3 if made on the date of such issuance, sale or other disposition; provided, however, that the foregoing restrictions shall not apply to the formation or capitalization of a Wholly Owned Subsidiary.

10.8.    CHANGE OF CONTROL; INCREASED LEVERAGE EVENT.

                  (a) Upon the occurrence of a Change of Control during the periods set forth below, each holder of Notes shall have the right to require that the Company purchase such holder's Notes at a purchase price specified below (expressed as a percentage of the principal amount of the Notes to be purchased), plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 10.8(d).

12 MONTHS ENDED ON                                                                   PURCHASE PRICE
------------------                                                                   --------------
September 29, 2001........................................................                       107%

September 29, 2002........................................................                        105

September 29, 2003........................................................                        103

September 29, 2004........................................................                        101

September 29, 2005........................................................                        101

September 29, 2006........................................................                        101

September 29, 2007........................................................                        101

September 29, 2008........................................................                        100

                  (b) Upon the occurrence of an Increased Leverage Event, each holder of Notes shall have the right to require that the Company purchase such holder's Notes at 103.5% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms contemplated in Section 10.8(c).

                  (c) In the event that at the time of such Change of Control or Increased Leverage Event, as the case may be, the terms of the Senior Indebtedness of the Company restrict or prohibit the offer for or the repurchase of Notes pursuant to this Section, then prior to the mailing of the notice to Purchasers provided for in Section 10.8(d) below but in any event (x) within 30 days following any Change of Control or (y) on or prior to the completion of such Increased Leverage Event, as the case may be, the Company shall (1) repay in full all such Senior Indebtedness or (2) obtain the requisite consent under the agreements governing such Senior Indebtedness to permit the repurchase of the Notes as provided for in Section 10.8(d). The Company shall not, and shall not permit any of its Subsidiaries to, enter into or amend any agreement (other than agreements delivered in connection with the Credit Facility or with any credit or loan agreement executed in connection with a permitted refinancing of such Credit Facility) in connection with a Change of Control or Increased Leverage Event, as the case may be, containing any provision that would be violated or breached as a result of the performance by the Company or any of its Subsidiaries of their respective obligations in this Section 10.8.

                  (d) Within 30 days following any Change of Control or at least 30 days before any Increased Leverage Event, as the case may be, the Company shall mail a notice to each holder of Notes (the "PUT OFFER") stating:

                  (1) that a Change of Control has occurred or that an Increased Leverage Event is expected to occur and that such holder has the right to require the Company to purchase such holder's Notes at a purchase price in cash equal to the applicable purchase price plus accrued and unpaid interest, if any, to the date of purchase, and showing the calculation of the purchase price;

                  (2) the circumstances and relevant facts regarding such Change of Control or Increased Leverage Event, as the case may be (including information with respect to pro forma historical income, cash flow and capitalization, each after giving effect to such Change of Control or Increased Leverage Event, as the case may be);

                  (3) the purchase date (which, in the case of any Change of Control, shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed and, in the case of any Increased Leverage Event, shall be on the same day as the consummation of the transactions comprising the Increased Leverage Event); and

                  (4) the instructions determined by the Company, consistent with this Section, that a holder must follow in order to accept the Put Offer.

                  (c) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice on the purchase date.

                  (d) On the purchase date, all Notes purchased by the Company under this Section shall be cancelled by the Company, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the holders entitled thereto.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue of its compliance with such securities laws or regulations.


10.9.    LIMITATION ON LIENS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets (including Capital Stock of a Restricted Subsidiary), whether owned at the Closing Date or thereafter acquired, other than Permitted Liens, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured pursuant to documentation reasonably satisfactory to the Required Holders.

10.10.   LIMITATION ON SALE/LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless (1) the Company or such Restricted Subsidiary would be at that time entitled to (A) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction without violating Section
10.1 and (B) create a Lien on such property securing such Attributable Debt without equally and ratably securing the Notes pursuant to Section 10.9, (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value (as determined by the Board of Directors) of such property and (3) the Company applies the proceeds of such transaction in compliance with Section 10.5, provided, however, that the foregoing restrictions shall not apply to the Sale/Leaseback Transaction relating to the Company's headquarters in Eagan, Minnesota, the proceeds of which will be part of the consideration for the Acquisition.

10.11.   LIMITATION ON MERGERS, ETC.

                  (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

                  (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a solvent Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by amendment hereto, executed and delivered to the holders, and in form and substance reasonably satisfactory to the Required Holders, all the obligations of the Company under the Notes and this Agreement;

                  (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (3) the Company shall have delivered to the holders an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such amendment (if any) comply with this Agreement; and

                  (4) each Guarantor provides to the holders of Notes written confirmation in form and substance reasonably satisfactory to the Required Holders that such Guarantor's guarantee of the obligations of the Company under this Agreement remains valid, binding and enforceable against such Guarantor with respect to the Successor Company.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Agreement, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest and any Make-Whole Amount and Fixed Early Payment Amount on the Notes.

                  (b) The Company shall not permit any Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all of its assets to any Person unless:

                  (1) except in the case of a Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an officers' certificate to the holders to the effect that the Company shall comply with its obligations under Section 10.5 in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State hereof or the District of Colombia, and such Person shall expressly assume, in writing, all the obligations of such Subsidiary, if any, under its Guaranty;

                  (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing; and

                  (3) the Company delivers to the holders an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such assumption agreement, if any, complies with this Agreement.

10.12. LIMITATION ON MODIFICATIONS OF INDEBTEDNESS AND CERTAIN OTHER AGREEMENTS, ETC.
                  The Company shall not, and shall not permit any Subsidiary to,
(a) enter into any written amendment, supplement, alteration, waiver or other modification of any of the terms or provisions of the Credit Facility if the effect or result of any such amendment, supplement, alteration, waiver or other modification is (1) to advance the date of any scheduled prepayment or repayment of any Indebtedness under the Credit Facility, (2) to increase the interest rate payable in connection with Indebtedness under the Credit Facility by an amount greater than 3.0% per annum over the highest rate payable on the Closing Date of the Credit Facility (other than the imposition of a default rate of interest), or (3) to extend the term of the Credit Facility beyond one year beyond the initial stated maturity of the longest tranche of term indebtedness thereunder (it being understood and agreed, on the one hand, that any action permitted in this Section 10.12 shall not be deemed or construed to mean (and not asserted to the contrary by the Representative or any replacement or replacements thereof) that the terms of this Section 10.12 constitute a consent to any postponement or other modification of the Company's obligation to make scheduled payments of principal and interest, including the Company's obligation to repay the Notes on the maturity date thereof, except as may be expressly provided in the circumstances set forth in Section 12.5, 13 or 15 hereof, and, on the other hand, that the exercise or non-exercise by the lenders under the Credit Facility or their Representative of their rights or remedies thereunder or hereunder upon a default or event of default under the Credit Facility shall not be a violation of this clause (a)), (b) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Parent Senior Notes, except as required by Section 10.5(a)(3)(iii), (c) amend or modify, or permit the amendment or modification of, the Merger Documentation or any of the operating agreements entered into in connection therewith or any tax sharing agreement, in each case except for amendments or modifications that are not in any way adverse in any material respect to the interests of the holders of the Notes, (d) directly or indirectly, enter into any restriction or limitation on its ability to prepay or repay the Notes other than restrictions set forth in the Credit Facility, or restrictions no more onerous than those set forth in the Credit Facility or contained in any credit or loan agreement executed in connection with a permitted refinancing of such Credit Facility, (e) enter into any agreement which includes financial covenants more onerous than those set forth in the Credit Facility or contained in any credit or loan agreement executed in connection with a permitted refinancing of such Credit Facility, (f) enter into any agreement with covenants more restrictive on the Company and its Subsidiaries than those set forth in the Credit Facility or contained in any credit or loan agreement executed in connection with a permitted refinancing of such Credit Facility or (g) enter into any agreement (other than agreements delivered in connection with the Credit Facility or with any credit or loan agreement executed in connection with a permitted refinancing of such Credit Facility) containing any provision that would be violated or breached as a result of the performance of its obligations hereunder, under the Notes or the Warrant Agreement, or under any other instrument or document delivered or to be delivered by it hereunder or in connection herewith or which would violate or breach any provision hereof or thereof.

10.13.   BUSINESS.

                  The Company shall not engage (directly or indirectly) in any business other than the business in which the Company and its Subsidiaries are engaged on the Closing Date (after giving effect to the Acquisition) and other businesses reasonably related thereto.

10.14.   LIMITATION ON REFINANCING OF SUBORDINATED OBLIGATIONS.

                  Notwithstanding any provisions of this Agreement, neither the Company nor any Guarantor shall incur any Indebtedness if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Guarantor unless such Indebtedness shall be subordinated to the Notes or the applicable Guaranty to at least the same extent as such Subordinated Obligations.

10.15.   CERTAIN CALCULATIONS.

                  With respect to any period during which an acquisition of assets or Asset Disposition occurs, for purposes of determining compliance with the covenants set forth in Sections 10.1 and 10.2, EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis including pro forma adjustments arising out of events which are directly attributable to a specific transaction, are factually supportable and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the Securities and Exchange Commission, which would include cost savings resulting from head count reductions, closure of facilities and similar restructuring charges (which pro forma adjustments shall be certified by the chief financial officer of the Company), using the historical financial statements of the Person or business acquired or sold or to be acquired or sold and the consolidated financial statements of the Company and its Restricted Subsidiaries which shall be reformulated as if such acquisition of assets or Asset Disposition, and any Indebtedness or other liabilities incurred in connection with any such acquisition or disposition had been consummated or incurred at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition or Asset Disposition, at the interest rate applicable to outstanding Notes during such period), all such calculations to be in form and substance reasonably satisfactory to the Purchasers.

11.      EVENTS OF DEFAULT.

                  An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount or Fixed Early Payment Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than 10 days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with Section 10;

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer of the Parent or the Company or a Senior Financial Officer of the Parent obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or any Guarantor or by any officer of the Company in this Agreement or in any Guaranty Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Parent, the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $5,000,000 beyond any period of grace provided with respect thereto, or (ii) the Parent, the Company or any Restricted Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $5,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time, the right of the holder of Indebtedness to convert such Indebtedness into equity interests, an Asset Disposition as specified in Section 10.5(a), upon a Change of Control as specified in Section 10.8(a) or upon the occurrence of an Increased Leverage Event as specified in Section 10.8(b)), the Parent, the Company or any Restricted Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $5,000,000 (other than prepayments under the Credit Facility, whether mandatory prepayments or optional prepayments that become mandatory upon giving notice of prepayment); or

                  (g) the Parent, the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction,
         (iii) makes an assignment for
         the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property,
         (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing: or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Parent, the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 are rendered against one or more of the Parent, the Company and its Significant Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged, covered by insurance for the full amount of the final judgment or judgments (which coverage is not in dispute) or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

                  (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "AMOUNT OF UNFUNDED BENEFIT LIABILITIES" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder: and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect;

                  (k) at any time, the Company and its Subsidiaries, collectively, shall be in default under more than 10% of the total number of their restaurant leases such that the landlords under such leases would be entitled to terminate such leases; or

                  (l) any Guaranty Agreement shall cease to be in full force and effect (other than as contemplated in such Guaranty Agreement) or any Guarantor or any Person acting on behalf of any such Guarantor shall contest in any manner the validity, binding nature or enforceability of any Guaranty Agreement.

As used in Section 11(j), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

12.1.    ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

                  Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes shall forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon and (y) the Applicable Premium Amount , as the case may be, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount or Fixed Early Payment Amount, as the case may be, by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

12.2.    OTHER REMEDIES.

                  If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

12.3.    RESCISSION.

                  At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount or Fixed Early Payment Amount, if any, or any Notes that are due and payable and are unpaid other than by reason of such declaration, all interest on such overdue principal and Make-Whole Amount or Fixed Early Payment Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, and all other amounts then due and owing to the holders of the Notes, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 20, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

12.4.    NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

                  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 18, the Company shall pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

12.5     ACCELERATION AND ENFORCEMENT OF SUBORDINATED CLAIMS.

                  Notwithstanding the provisions of Sections 12.1 and 12.2 hereof, until such time as all Bank Indebtedness has been paid in full in cash and all letters of credit issued under the Credit Facility have been terminated or cash collateralized in accordance with the terms thereof, neither you nor holders of Notes will (a) demand, accelerate, bring suit to collect or otherwise exercise or enforce any right or remedy in respect of the Indebtedness evidenced by the Notes or other amounts due hereunder (including pursuant to any Guaranty) or commence or prosecute any action or proceeding thereon, (b) commence, or join with any creditor in commencing, any proceeding referred to in Section 11.1(g) or (h), or support the commencement or continuation of any such proceeding, except (in each case) upon the prior written consent of the Representatives of all such Bank Indebtedness, or (c) otherwise exercise or enforce any right or remedy in respect of the Notes, including any right or remedy that otherwise might be available to it in any proceeding referred to in Section 11.1(g) or
(h), unless:

                  (a) the Representative of the Bank Indebtedness has received written notice thereof, stating the action to be taken and the grounds therefor, and

                  (b) either (i) at least 120 days have elapsed since the date such written notice was received by such Representative or (ii) the Bank Indebtedness has been declared immediately due and payable by the required holders thereof.

13.      SUBORDINATION

13.1.    AGREEMENT TO SUBORDINATE.

                  The Company agrees, and by accepting a Note you agree, that the Indebtedness evidenced by the Notes and all other amounts due hereunder and thereunder are subordinated in right of payment, to the extent and in the manner provided in this Section 13, to the prior payment in full in cash of all Senior Indebtedness of the Company and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Notes shall in all respects rank senior to all Indebtedness of the Company other than Senior Indebtedness, Capital Lease Obligations and Permitted Senior Subordinated Indebtedness of the Company, and only Indebtedness of the Company that is Senior Indebtedness or Capital Lease Obligations of the Company shall rank senior to the Notes in accordance with the provisions set forth herein, and only Permitted Senior Subordinated Indebtedness of the Company shall rank pari passu with the Notes.

13.2.    LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                  Upon any payment or distribution of the assets of the Company to creditors upon a total or partial liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness of the Company shall be entitled to receive payment in full in cash of all such Senior Indebtedness (and all letters of credit issued under the Credit Facility shall have been terminated or collateralized by cash in accordance with the terms thereof) before you or holders of Notes shall be entitled to receive any payment on, or distribution with respect to, the Notes and this Agreement; and

                  (2) until such Senior Indebtedness is paid in full in cash (and all letters of credit issued under the Credit Facility have been terminated or collateralized by cash in accordance with the terms thereof), any payment or distribution to which you or holders of Notes would be entitled but for this Section 13 shall be made to holders of such Senior Indebtedness as their interests may appear, except that you and holders of Notes may receive Permitted Junior Securities.

13.3.    DEFAULT ON SENIOR INDEBTEDNESS OF THE COMPANY.

                  The Company shall not make any payment on, or distribution with respect to, the Notes or this Agreement and may not purchase, redeem or otherwise retire any Notes for cash or other obligations (collectively, "PAY THE NOTES") if either of the following (a "PAYMENT DEFAULT") occurs (1) any Senior Indebtedness of the Company is not paid in full in cash when due; or (2) any other default on Senior Indebtedness of the Company occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash (and all letters of credit issued under the Credit Facility have been terminated or collateralized by cash in accordance with the terms thereof); provided, however, that the Company shall be entitled to pay the Notes without regard to the foregoing if the Company receives prior written notice approving such payment from the Representative of any Senior Indebtedness with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Senior Indebtedness of the Company pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, the Company shall not make any payment on, or distribution with respect to, the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Company of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to the Company from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Senior Indebtedness has been repaid in full in cash (and all letters of credit issued under the Credit Facility have been terminated or collateralized in cash in accordance with the terms thereof). Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness or the Representative of such Senior Indebtedness shall have accelerated the maturity of such Senior Indebtedness, the Company shall be entitled to resume payments on the Notes after termination of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness of the Company during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness of the Company initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding the foregoing provisions of this Section 13.3, the Company may pay the Notes in Permitted Junior Securities.

13.4.    ACCELERATION OF PAYMENT OF NOTES.

                  If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness of the Company (or their Representatives) of the acceleration.

13.5.    WHEN DISTRIBUTION MUST BE PAID OVER.

                  If a distribution is made to you or any holders of Notes that because of Section 12.5 or this Section 13 should not have been made to you or them, the holders of Notes who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company and forthwith pay it over to them as their interests may appear.

13.6.    SUBROGATION.

                  After all Senior Indebtedness of the Company is paid in full in cash and until the Notes are paid in full, you and other holders of Notes shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to such Senior Indebtedness. A distribution made under this Section 13 to holders of such Senior Indebtedness which otherwise would have been made to you and holders of Notes is not, as between the Company and holders of Notes, a payment by the Company on such Senior Indebtedness.

13.7.    RELATIVE RIGHTS.

         This Section 13 defines the relative rights of holders of Notes and holders of Senior Indebtedness of the Company. Nothing in this Agreement shall:

                  (1) impair, as between the Company and holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

                  (2) prevent any holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the restrictions set forth in Section 12.5 and to the rights of holders of Senior Indebtedness of the Company to receive distributions otherwise payable to holders of Notes.

13.8.    SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

                  No right of any holder of Senior Indebtedness of the Company to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by its failure to comply with this Agreement.

13.9.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever any Person is to make a distribution or give a notice to holders of Senior Indebtedness of the Company, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

13.10.   SECTION 13 NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment pursuant to the Notes by reason of any provision in this Section 13 shall not be construed as preventing the occurrence of a Default subject, however, to the provisions of Section 12.5.

13.11.   AMENDMENTS.

                  The Company shall not amend, modify or otherwise change, nor shall you consent or agree to any amendment, modification, waiver or other change, without the written consent of the Representative under the Credit Facility, (a) to any of the subordination provisions of this Agreement, including the defined terms used in such provisions (including, without limitation, Sections 13 and 15 of this Agreement), or any of the events of default, remedies or standstill provisions of this Agreement, including the defined terms used in such provisions (including, without limitation, Sections 10.12, 11 and 12.5 of this Agreement), or (b) to any terms of this Agreement not specified in clause (a) above (i) in a manner adverse to the lenders under the Credit Facility or (ii) if the effect of such amendment, modification, waiver or other change, together with all other amendments or changes made, is to increase materially the obligations of the obligor thereunder or to confer any additional rights on the holders of the Notes which could reasonably be expected to be materially adverse to Parent, the Company, any Subsidiary of the Company that is a guarantor under this Agreement or any Guaranty Agreement or any lender or other "Secured Party" under the Credit Facility; provided, however, no consent of such Representative shall be required in respect of any amendments or modifications of Section 10.1 or 10.2 to the extent that such amendments or modifications reflect only such parallel amendments or modifications made contemporaneously to financial terms in the corresponding covenants in the Credit Facility; provided further, however, that, if requested by the Required Holders, the Company shall consent to the amendments or modifications to Section
10.1 or 10.2 as described in the foregoing proviso.

13.12. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF THE COMPANY ON SUBORDINATION PROVISIONS.

                  By accepting a Note you acknowledge and agree that the foregoing subordination, remedy standstill and related provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

14.      GUARANTIES.

14.1.    GUARANTIES

                  Each Guarantor hereby absolutely, unconditionally and irrevocably guarantees, jointly and severally, to you and each holder of Notes and your and its successors and assigns (a) the full and punctual payment of principal of and interest and Make-Whole Amounts and Fixed Early Payment Amounts, if any, on the Notes when due, whether at maturity, by acceleration, by prepayment or otherwise, and all other monetary obligations of the Company under this Agreement and the Notes and (b) the full and punctual performance of all other obligations of the Company under this Agreement and the Notes (all the foregoing being hereinafter collectively called the "OBLIGATIONS"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Section 14 notwithstanding any extension or renewal of any Obligation.

                  Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any holder of Notes to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Agreement, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Agreement, the Notes or any other agreement; (d) the release of any security held by any you or any holder of Notes for the Obligations or any of them; (e) the failure of you or any holder of Notes to exercise any right or remedy against any other guarantor of the Obligations; or (f) except as set forth in Section 14.6, any change in the ownership of such Guarantor.

                  Each Guarantor further agrees that its Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by you or any holder of Notes to any security held for payment of the Obligations.

                  Each Guaranty is, to the extent and in the manner set forth in
Section 15, subordinated and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness of the Guarantor giving such Guaranty and each Guaranty is made subject to such provisions of this Agreement.

                  Except as expressly set forth in the fourth paragraph of
Section 14.1 and Sections 14.2 and 14.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of your or any holder of Notes to assert any claim or demand or to enforce any remedy under this Agreement, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its Guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of, premium or interest on any Obligation is rescinded or must otherwise be restored by you or any holder of Notes upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which you or any holder of Notes has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, by prepayment or otherwise, or to perform or comply with any other obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by you or any holder of Notes, forthwith pay, or cause to be paid, in cash, to you and the holders of Notes an amount equal to the sum of (1) the unpaid amount of such Obligations, (2) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (3) all other monetary Obligations of the Company to you and the holders of Notes.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Obligations guaranteed hereby until payment in full of all Obligations and all obligations to which the Obligations are subordinated as provided in Section 15. Each Guarantor further agrees that, as between it, on the one hand, and the holders of Notes, on the other hand, (x) the maturity of the Obligations Guaranteed hereby may be accelerated as provided in Section 11 for the purposes of such Guarantor's Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in
Section 11, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by you or any holder of Notes in enforcing any rights under this Section.

14.2.    LIMITATION ON LIABILITY.

                  Any term or provision of Section 14 to the contrary notwithstanding, the maximum aggregate amount of the Obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering Section 14, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

14.3.    SUCCESSORS AND ASSIGNS.

                  This Section 14 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the holders of Notes and, in the event of any transfer or assignment of rights by you or any holder of Notes, the rights and privileges conferred upon that party in this Agreement and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Agreement.

14.4.    NO WAIVER.

                  Neither a failure nor a delay on the part of the holders of Notes in exercising any right, power or privilege under this Section 14 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the holders of notes herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which they may have under this Section 14 at law, in equity, by statute or otherwise.

14.5.    MODIFICATION.

         No modification, amendment or waiver of any provision of this Section 14, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the requisite holders of Notes and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

14.6.    RELEASE OF GUARANTOR.

                  Upon the sale (including any sale pursuant to any exercise of remedies by a holder of Senior Indebtedness of the Company or of such Guarantor) or other disposition or dissolution (including by way of consolidation or merger) of a Guarantor or the sale or disposition of all or substantially all the assets of such Guarantor in each case not prohibited by this Agreement, such Guarantor shall be deemed released from all obligations under this Section 14 without any further action required on the part of any holder of Notes.

15.      SUBORDINATION OF GUARANTIES.

15.1.    AGREEMENT TO SUBORDINATE.

                  Each Guarantor agrees, and by accepting a Note the holder thereof shall be deemed to agree, that the Indebtedness evidenced by such Guarantor's Guaranty and all other amounts due hereunder and thereunder are subordinated in right of payment, to the extent and in the manner provided in this Section 15, to the prior payment in full in cash of all Senior Indebtedness of the Company and such Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Obligations of a Guarantor shall in all respects rank senior to all Indebtedness of such Guarantor other than Senior Indebtedness, Capital Lease Obligations and Permitted Senior Subordinated Indebtedness of such Guarantor and only Senior Indebtedness of such Guarantor that is Senior Indebtedness or Capital Lease Obligations of such Guarantor (including such Guarantor's Guaranty of Senior Indebtedness of the Company) shall rank senior to the Obligations of such Guarantor in accordance with the provisions set forth herein, and only Permitted Senior Subordinated Indebtedness of the Company or such Guarantor shall rank pari passu with the Notes.

15.2.    LIQUIDATION, DISSOLUTION, BANKRUPTCY.

                  Upon any payment or distribution of the assets of any Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Guarantor or its property:

                  (1) holders of Senior Indebtedness of such Guarantor shall be entitled to receive payment in full in cash of all such Senior Indebtedness (and all letters of credit issued under the Credit Facility shall have been terminated or collateralized by cash in accordance with the terms thereof) before holders of Notes shall be entitled to receive any payment on, or distribution with respect to, the Guaranty Agreement of such Guarantor; and

                  (2) until the Senior Indebtedness of any Guarantor is paid in full in cash (and all letters of credit issued under the Credit Facility shall have been terminated or collateralized by cash in accordance with the terms thereof), any payment or distribution to which holders of Notes would be entitled but for this Section 15 shall be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive Permitted Junior Securities.

15.3.    DEFAULT ON SENIOR INDEBTEDNESS OF GUARANTOR.

                  No Guarantor shall make any payments on, or distribution with respect to, its Guaranty or purchase, redeem or otherwise retire any Notes for cash or other obligations (collectively, "PAY ITS GUARANTY") if either of the following (a "PAYMENT DEFAULT") occurs (1) any Senior Indebtedness of the Company or such Guarantor is not paid in full in cash when due; or (2) any other default on Senior Indebtedness of the Company or such Guarantor occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms; unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash (and all letters of credit issued under the Credit Facility have been terminated or collateralized by cash in accordance with the terms thereof); provided, however, that any Guarantor shall be entitled to pay its Guaranty without regard to the foregoing if such Guarantor receives prior written notice approving such payment from the Representative of any Senior Indebtedness with respect to which the Payment Default has occurred and is continuing. During the continuance of any default (other than a Payment Default) with respect to any Senior Indebtedness of the Company or such Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, such Guarantor shall not make any payment on, or distribution with respect to, its Guaranty for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Guarantor of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of such Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period shall end earlier if such Payment Blockage Period is terminated (1) by written notice to such Guarantor from the Person or Persons who gave such Blockage Notice; (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or (3) because such Senior Indebtedness has been repaid in full in cash (and all letters of credit issued under the Credit Facility have been terminated or collateralized by cash in accordance with the terms thereof). Notwithstanding the provisions described in the immediately preceding two sentences (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Senior Indebtedness giving such Payment Notice or the Representative of such Senior Indebtedness shall have accelerated the maturity of such Senior Indebtedness, any Guarantor shall be entitled to resume payments pursuant to its Guaranty Agreement after termination of such Payment Blockage Period. No Guarantor shall be subject to more than one Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness of such Guarantor during such period. For purposes of this Section, no default or event of default which existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Senior Indebtedness of such Guarantor initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days. Notwithstanding the foregoing provisions of this Section 15.3, the Guarantor may pay its Guaranty in Permitted Junior Securities.

15.4.    DEMAND FOR PAYMENT.

                  If a demand for payment is made on a Guarantor pursuant to
Section 14, the Guarantor shall promptly notify the holders of the Senior Indebtedness of such Guarantor (or their Representatives) of such demand.

15.5.    WHEN DISTRIBUTION MUST BE PAID OVER.

                  If a distribution is made to you or any holders of Notes that because of Section 12.5 or this Section 15 should not have been made to them, the holders of Notes who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the applicable Guarantor and forthwith pay it over to them or their Representatives as their interests may appear.

15.6.    SUBROGATION.

                  After all Senior Indebtedness of the Company and of the Guarantors is paid in full in cash and until the Notes are paid in full, you and other holders of Notes shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness of such Guarantor. A distribution made under this Section 15 to holders of such Senior Indebtedness which otherwise would have been made to holders of Notes is not, as between the relevant Guarantor and holders of Notes, a payment by such Guarantor on such Senior Indebtedness.

15.7.    RELATIVE RIGHTS.

                  This Section 15 defines the relative rights of holders of Notes and holders of Senior Indebtedness of a Guarantor. Nothing in this Agreement shall:

                  (1) impair, as between a Guarantor and holders of Notes, the obligation of such Guarantor, which is absolute and unconditional, to pay its Guaranty to the extent set forth in Section 14; or

                  (2) prevent any holder of Notes from exercising its available remedies upon a default by such Guarantor under its Guaranty Agreement, subject to the restrictions set forth in Section 12.5 and to the rights of holders of Senior Indebtedness of such Guarantor to receive distributions otherwise payable to holders of Notes.

15.8.    SUBORDINATION MAY NOT BE IMPAIRED BY GUARANTOR.

                  No right of any holder of Senior Indebtedness of any Guarantor to enforce the subordination of the Guaranty of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Agreement.

15.9.    DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

                  Whenever any Person is required or permitted to make a distribution or give a notice to holders of Senior Indebtedness of any Guarantor, such Person shall be entitled to make such distribution or give such notice to their Representative (if any).

15.10.   SECTION 15 NOT TO PREVENT EVENTS OF DEFAULT.

                  The failure to make a payment pursuant to a Guaranty Agreement by reason of any provision in this Section 15 shall not be construed as preventing the occurrence of a Default subject, however, to the provisions of
Section 12.5.

15.11.   RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS OF GUARANTORS
ON SUBORDINATION PROVISIONS.

                  By accepting a Note each holder thereof will be deemed to acknowledge and agree that the foregoing subordination, remedy standstill and related provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of any Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

16.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

16.1.    REGISTRATION OF NOTES.

                  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

16.2.    TRANSFER AND EXCHANGE OF NOTES.

                  Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company shall be entitled to require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee shall give the certificate described in Section 6.1 and, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

16.3.    REPLACEMENT OF NOTES.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction of any Note, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser, an initial transferee of an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000 in excess of the outstanding principal amount of such Note, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation of any Note, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

17.      PAYMENTS ON NOTES.

17.1.    PLACE OF PAYMENT.

                  Subject to Section 17.2, payments of principal, Make-Whole Amount or Fixed Early Payment Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Credit Suisse First Boston, New York branch, in such jurisdiction. The Company shall be entitled at any time, by notice to each holder of a Note, to change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

17.2.    HOME OFFICE PAYMENT.

                  So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 17.1 or in such Note to the contrary, the Company shall pay all sums becoming due on such Note for principal, Make-Whole Amount or Fixed Early Payment Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 17.1. Prior to any sale or other disposition of any Note held by you or your nominee you shall, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section
16.2. The Company shall afford the benefits of this Section 17.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 17.2.

18.      EXPENSES, ETC.

18.1.    TRANSACTION EXPENSES.

                  Whether or not the transactions contemplated hereby are consummated, the Company shall pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees of Cravath, Swaine & Moore and Milbank, Tweed, Hadley & McCloy LLP and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and all costs and expenses (including reasonable attorneys' fees of Cravath, Swaine & Moore and of Milbank, Tweed, Hadley & McCloy LLP) in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Notes or any Guaranty Agreement or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Notes or any Guaranty Agreement, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes.

                  In addition to the foregoing paragraph, the Company agrees (i) to pay, and hold you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you), (ii) to pay, indemnify, and hold you and each other holder of a Note harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Transaction Documents (other than the Merger Agreement), the Warrant Agreement and any such other documents, and (iii) to pay, indemnify, and hold you and each other holder of a Note, your and their respective affiliates, and your and their respective officers, directors, partners, trustees, employees, affiliates, shareholders, attorneys and other advisors, agents, attorneys-in-fact and controlling persons (each, an "INDEMNITEE") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to or arising out of the execution, delivery, enforcement, performance and administration of this Agreement, the Transaction Documents (other than the Merger Agreement), the Warrant Agreement and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Notes or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Company or any of its Subsidiaries or any properties of the Company or any of its Subsidiaries and the fees and disbursements and other charges of legal counsel in connection with claims, actions or proceedings by any Indemnitee against the Company hereunder (all the foregoing in this clause
(iii), collectively, the "INDEMNIFIED LIABILITIES"), provided, that the Company shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee in breach of a duty owed to the Company. Without limiting the foregoing, and to the extent permitted by applicable law, the Company agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries so to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 18.1 shall be payable not later than five days after written demand therefor. Statements payable by the Company pursuant to this Section shall be submitted to the Company in accordance with Section 21, or to such other Person or address as may be hereafter designated by the Company in written notice in accordance with Section 21. The agreements in this Section 18.1 shall survive repayment of the Notes and all other amounts payable hereunder.

18.2.    SURVIVAL.

                  The obligations of the Company under this Section 18 shall survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

19.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

                  All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

20.      AMENDMENT AND WAIVER.

20.1.    REQUIREMENTS.

                  Subject to Section 13.11, this Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company, the Guarantors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 6, 18.2, 19, 21, 24 or 25.6 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of
Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount or Fixed Early Payment Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver or (iii) amend any of Sections 8 (other than Section 8.4), 11(a), 11(b), 12, 13, 14, 15, 20 or 23.

20.2.    SOLICITATION OF HOLDERS OF NOTES.

                  (a) Solicitation. The Company shall provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes, as determined in good faith by the Board of Directors. The Company shall deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 20 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (b) Payment. The Company shall not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes or any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

20.3.    BINDING EFFECT, ETC.

                  Any amendment or waiver consented to as provided in this
Section 20 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

20.4.    NOTES HELD BY COMPANY, ETC.

                  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

21.      NOTICES.

                  All notices and communications provided for hereunder shall be in writing and sent (a) by fax if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company or any Guarantor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 21 shall be deemed given only when actually received.

22.      REPRODUCTION OF DOCUMENTS.

                  This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 22 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

23.      CONFIDENTIAL INFORMATION.

                  For the purposes of this Section 23, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified in writing when received by you as being confidential information of the Company or such Subsidiary, provided that such term does not include information that (a) was publicly known other than through the wrongful disclosure by any Noteholder or otherwise known to you from a source other than the Company, its Subsidiaries, its Affiliates or its agents, prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by any Noteholder or any person acting on behalf of any Noteholder, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or their Affiliates or agents or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You shall maintain the confidentiality of such Confidential Information in accordance with procedures previously adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 23, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 23), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 23),
(vi) any federal or state regulatory authority having jurisdiction over you,
(vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement; provided, that you shall, unless prohibited by law, use commercially reasonable efforts to notify the Company of any disclosure required pursuant to clause (x) or (y) above as far in advance as reasonably practicable to enable the Company to seek a protective order. Each holder of a Note, by its acceptance of a Note, shall be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 23 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder shall enter into an agreement with the Company embodying the provisions of this Section 23.

24.      SUBSTITUTION OF PURCHASER.

                  You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "YOU" is used in this Agreement (other than in this Section 24), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "YOU" is used in this Agreement (other than in this Section 24), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

25.      MISCELLANEOUS.

25.1.    SUCCESSORS AND ASSIGNS.

                  All representations and warranties, covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

25.2.    PAYMENTS DUE ON NON-BUSINESS DAYS.

                  Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of, Make-Whole Amount, Fixed Early Payment Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

25.3.    SEVERABILITY.

                  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

25.4.    CONSTRUCTION.

                  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

25.5.    COUNTERPARTS.

                  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than but together signed by all, of the parties hereto.

25.6.    GOVERNING LAW.

                  THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING, CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement among you, the Company and the Guarantors.

                                            Very truly yours,



                                            BUFFETS, INC.

                                            by  s/ R. Michael Andrews
                                               --------------------------------
                                               Name: R. Michael Andrews
                                               Title: Chief Financial Officer


                                            HOMETOWN BUFFET, INC.


                                            by s/ R. Michael Andrews
                                               --------------------------------
                                               Name: R. Michael Andrews
                                               Title: Chief Financial Officer

                                         TAHOE JOE'S, INC.


                                         by
                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer



                                         DISTINCTIVE DINING, INC.

                                         by
                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer





                                         RESTAURANT INNOVATIONS, INC.

                                         by

                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer



                                         OCB RESTAURANT CO.

                                         by

                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer



                                         OCB PROPERTY CO.

                                         by

                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer



                                         OCB REALTY CO.

                                         by
                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer

                                         DINERTAINMENT, INC.


                                         by
                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer



                                         OCB PURCHASING CO.

                                         by

                                            s/ R. Michael Andrews
                                            ------------------------------------
                                            Name: R. Michael Andrews
                                            Title: Chief Financial Officer

The foregoing is hereby
agreed to as of the
date thereof.

CREDIT SUISSE FIRST BOSTON,
CAYMAN ISLANDS BRANCH,

by   s/ Graham F. Hunt
     ----------------------
     Name: Graham F. Hunt
     Title: Director

by   s/ Gary Gluck
     ----------------------
     Name: Gary Gluck
     Title: Director





































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